Exhibit 10.2

VISTRA OPERATIONS COMPANY LLC

$1,300,000,000

5.00% Notes due 2027

Purchase Agreement

June 6, 2019

Goldman Sachs & Co. LLC

As Representative of the Initial Purchasers

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Vistra Operations Company LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”) and wholly owned indirect subsidiary of Vistra Energy Corp. (the “Parent”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $1,300,000,000 principal amount of its 5.00% Senior Notes due 2027 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Securities will be fully and unconditionally guaranteed (the “Guarantees”) by certain of the Company’s current and future subsidiaries, including (i) its current and future wholly owned domestic subsidiaries and (ii) Vistra Preferred Inc. and its wholly owned domestic subsidiaries (collectively, the “Guarantors”) that, in each case, from time to time are guarantors under the Credit Agreement, dated October 3, 2016, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as successor administrative agent and successor collateral agent (as amended, the “Credit Agreement”). The use of the neuter in this purchase agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) in reliance upon exemptions from the registration requirements of the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 6, 2019 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated June 6, 2019 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the

Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act (as defined below) subsequent to the Execution Time that is incorporated by reference therein.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”).

The net proceeds from the offering of the Securities will be used, together with cash on hand, to fund the purchase of (i) any and all of the Parent’s 7.375% Senior Notes due 2022 (the “2022 Notes”) and (ii) a portion of the Parent’s 7.625% Senior Notes due 2024 (the “2024 Notes”) up to $760,000,000 aggregate principal amount, in each case, pursuant to a tender offer that is expected to close on or around the Closing Date, and for general corporate purposes, which includes the redemption of any and all 2022 Notes outstanding following the tender offer for the 2022 Notes and the redemption of certain outstanding 2024 Notes.

1.    Representations and Warranties. Each of the Company and each of the Guarantors, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a)    The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b)    As of the Execution Time, neither (i) (1) the Disclosure Package and (2) each electronic road show, when taken together as a whole with the Disclosure Package, nor (ii) any other General Solicitation (as defined below) by the Company, its Affiliates, or any person acting on its or their behalf, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof. The term “Affiliates,” means affiliates, as such term is defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), except that in reference to the Company, it excludes any person or entity that is an affiliate (as defined in Rule 501(b)) primarily or exclusively as a result of his, her or its ownership of capital stock of the Parent).

(c)    None of the Company, its Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Securities Act.

(d)    None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (each, a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Representative has given its prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e)    The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(f)    The Parent is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

(g)    No registration under the Securities Act of the Securities, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum.

(h)    Neither the Company nor any of the Guarantors are, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(i)    Neither the Company nor any of the Guarantors (or any other person acting on its or their behalf) has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(j)    Neither the Company nor any of the Guarantors (or any other person acting on its or their behalf) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)    Each of the Company and each Guarantor has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is incorporated, chartered, organized or formed with full corporate or limited liability company, as applicable, power and authority necessary to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification.

(l)    The Company has the authorized capitalization set forth in the Disclosure Package and the Final Memorandum.

(m)    All the outstanding shares of capital stock or ownership interests of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except (i) as otherwise set forth in the Disclosure Package and the Final Memorandum and (ii) for Vistra Preferred Inc. and its subsidiaries, all outstanding shares of capital stock or ownership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(n)    The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Certain U.S. Federal Income Tax Considerations”, “Certain ERISA Considerations”, “Description of the Notes” and “Description of Other Indebtedness” fairly summarize the matters therein described.

(o)    This Agreement has been duly authorized, executed and delivered by each of the Company and each Guarantor; the Indenture has been duly authorized by each of the Company and each Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by each of the Company and each Guarantor, will constitute a legal, valid, binding instrument enforceable against the Company and each Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(p)    The Guarantees have been duly authorized, and, when the Securities have been executed and delivered by the Company in accordance with the provisions of the Indenture, will constitute the legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(q)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(r)    None of the execution and delivery of this Agreement or the Indenture, the issuance and sale of the Securities and the Guarantees, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (r) (if any), have (x) a Material Adverse Effect (as defined below) or (y) a material adverse effect upon the transactions contemplated herein.

(s)    The consolidated historical financial statements and schedules of the Parent and Dynegy Inc. (“Dynegy”) and their consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Parent and Dynegy, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X (as defined below) and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Summary Historical Consolidated Financial Information” in the

Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein; the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum; the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum comply as to form with the applicable accounting requirements of Regulation S-X; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(t)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company or any of the Guarantors of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (clauses (i) and (ii), a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(u)    (i) Each of the Company and its subsidiaries has good and marketable title to all the properties (real and personal) described in the Disclosure Package and the Final Memorandum as being owned by any of them, in each case, free and clear of any liens, equities, claims and other defects (except as may exist under applicable law and as may be imposed by the Company’s credit facilities described in the Disclosure Package and the Final Memorandum or as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries); and (ii) all the property described in the Disclosure Package and the Final Memorandum as being held under lease by the Company or its subsidiaries is held thereby under valid, subsisting and enforceable leases, except, in the case of clause (i) or (ii), as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)    Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)    Deloitte & Touche LLP, which has certified certain financial statements of the Parent and its consolidated subsidiaries, and Ernst & Young LLP, which has certified certain financial statements of Dynegy and its consolidated subsidiaries, and which have each delivered its report with respect to the applicable audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Parent and to Dynegy, respectively, in accordance with local accounting rules and within the meaning of the Securities Act.

(x)    There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(y)    The Company and each of its subsidiaries has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(z)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa)    Except pursuant to applicable law or the Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(bb)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(dd)    The Parent has established and maintains a system of internal control over financial reporting (to the extent required by and as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Parent and has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States; the Parent’s internal control over financial reporting is effective; and the Parent is not aware of any material weaknesses in its internal control over financial reporting.

(ee)    The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent and its subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ff)    The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual or potential liability under any Environmental Law, except with respect to (i) through (iii) above where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a

Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)    In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any environmental permit, license or approval, any related constraints on operating activities and any potential environmental liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(hh)    The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ii)    The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X under the Securities Act (“Regulation S-X”)).

(jj)    The Company will not take, directly or indirectly, any action or omit to take any action (such as issuing any press release relating to the Notes without an appropriate legend) that would result in the loss by the Initial Purchasers of the ability to rely on the stabilization safe harbor provided by (i) article 5 of the Market Abuse Regulation (EU) No 596/2014 and Commission Delegated Regulation (EU) 2016/1052 or (ii) the UK Financial Conduct Authority under section 137Q of the Financial Services and Markets Act 2000.

(kk)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and applicable money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm)    Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the three years preceding the date hereof, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn)    There is and has been no failure on the part of the Parent or any of the Parent’s directors or officers, in their respective capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(oo)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by any such person or entity of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the applicable rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar applicable law of any other relevant jurisdiction, or the applicable rules or regulations thereunder.

(pp)    Except as disclosed in the Preliminary Memorandum and the Final Memorandum, the Company (i) does not have any material lending or other relationship with any Initial Purchaser or Affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Affiliate of any Initial Purchaser.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers as required by this Agreement or the Indenture in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.000% of the principal amount thereof, plus accrued interest, if any, from June 6, 2019 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.    Delivery and Payment. Delivery of and payment for the Securities shall be made on June 21, 2019, or at such time on such later date not more than ten Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4.    Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(b)    Solely in connection with the offering of the Securities, each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)    it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by Rule 144A under the Securities Act; or

(B)	in accordance with Rule 903 of Regulation S;

(ii)    neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of General Solicitation, other than any General Solicitation included in Schedule III hereto;

(iii)    in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv)    neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)    it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi)    it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii)    at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation

S or Rule 144A under the Securities Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”;

(viii)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ix)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(x)    it acknowledges that additional restrictions on the offer and sale of the Securities are described in the Disclosure Package and the Final Memorandum; and

(xi)    in relation to each Member State of the European Economic Area, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available, any Securities to any retail investor in the European Economic Area. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/5/EU (as amended, “MiFID II”); or

(B)

a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)	not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

5.    Agreements. The Company and each of the Guarantors, jointly and severally, agree with each Initial Purchaser that:

(a)    The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as the Initial Purchasers may reasonably request.

(b)    The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c)    The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by the Parent filing documents under the Exchange Act that are incorporated by reference therein without the prior written consent of the Representative (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the opinion of counsel (including internal counsel) to the Initial Purchasers), the Company shall ensure that no document be filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has provided the Representative with a copy of such document for their review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package of the Final Memorandum shall have been filed with the Securities and Exchange Commission (the “Commission”).

(d)    If at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e)    Without the prior written consent of the Representative, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f)    The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) subject itself to taxation in any jurisdiction where it is not presently so subject or (iii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)    The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them and that constitute “restricted securities” under Rule 144 under the Securities Act.

(h)    None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, would require the registration of the Securities under the Securities Act.

(i)    None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j)    None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any General Solicitation with respect to the offer or sale of the Securities, other than any General Solicitation in respect of which the Representative has given its prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule III hereto.

(k)    For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l)    The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m)    The Company will use the net proceeds received from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Memorandum.

(n)    Each of the Securities will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(o)    The Company will not for a period of 30 days following the Execution Time, without the prior written consent of Goldman Sachs & Co. LLC (“Goldman Sachs”) offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).

(p)    The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q)    The Company will furnish to the Representative at any time when any Securities remain outstanding, copies of all materials required to be delivered under the Indenture to holders of Securities, except to the extent such materials are filed by the Company with the Commission and are publicly available.

(r)    The Company shall ensure that the Parent complies with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Parent’s directors and officers, in their respective capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s)    The Company and each of the Guarantors, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the issuance of the Securities and the Guarantees and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and the Guarantees; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities and the Guarantees; (vii) any registration or qualification of the Securities and the Guarantees for offer and sale under the securities or blue sky laws of the several states, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial

Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.    Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a)    The Company shall have requested and caused (i) Sidley Austin LLP, counsel for the Company, to furnish to the Representative its opinion and negative assurance letter, each dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit A-1 hereto and (ii) Vinson & Elkins LLP, tax counsel for the Company, to furnish to the Representative its opinion, dated as of the Closing Date and addressed to the Representative, substantially in the form of Exhibit A-2 hereto.

(b)    The Company shall have requested and caused the general counsel of the Company to furnish the Representative an opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B hereto.

(c)    The Company shall have requested and caused local counsel for each applicable Guarantor to furnish the Representative their respective opinions, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit C-1 (for subsidiaries incorporated or formed in Massachusetts and Pennsylvania), Exhibit C-2 (for subsidiaries incorporated or formed in Ohio) and Exhibit C-3 (for subsidiaries incorporated or formed in Virginia) hereto.

(d)    The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)    The Company shall have furnished to the Representative a certificate of the Company, signed by (x) the chief executive officer of the Company and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto and this Agreement and that:

(i)    the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)    since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f)    At the Execution Time and at the Closing Date, (i) the Company shall have requested and caused Deloitte & Touche LLP and Ernst & Young LLP to furnish to the Representative customary comfort letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representative and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and (ii) the Company shall have furnished to the Representative a certificate of its chief financial officer, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative and providing “management comfort” with respect to certain financial information contained in the Disclosure Package and the Final Memorandum.

(g)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(h)    The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(i)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or the Parent’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)    Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 1888 Century Park East, Suite 2100, Los Angeles, California 90067, on the Closing Date.

7.    Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Goldman Sachs on demand for all reasonable and documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.    Indemnification and Contribution. (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, any General Solicitation, or any other written information used by or on behalf of the Company or the Guarantors in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantors may otherwise have.

(b)    Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, their respective directors and officers, and each person who controls the Company or the Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company and the Guarantors acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution”, the eighth and ninth paragraphs related to covering and stabilizing transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon the advice of counsel that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors, jointly and severally, and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and the Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, jointly and severally, and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company and the Guarantors within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company and the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9.    Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers on Schedule I hereto) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading of the common stock of the Parent shall have been suspended on the New York Stock Exchange or any other United States national securities exchange; (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, in each case, the effect of which on financial markets is such as to make it, in the sole judgment of the Representative impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department; or, if sent to the Company, will be mailed, delivered or telefaxed to 972-556-6119 and confirmed to it at 6555 Sierra Drive, Irving, Texas 75039, attention of the Legal Department.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

14.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

15.    Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.    Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.    No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or the Guarantors and (c) the Company’s and the Guarantors’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Guarantors agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or the Guarantors on related or other matters). The Company and the Guarantors agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantors, in connection with such transaction or the process leading thereto.

18.    Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

19.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For the purpose of this Section 21,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Vistra Operations Company LLC, as Issuer

By:	/s/ Kristopher E. Moldovan
Name:	Kristopher E. Moldovan
Title:	Senior Vice President and Treasurer

ANP Bellingham Energy Company, LLC
ANP Blackstone Energy Company, LLC
Big Brown Power Company LLC
Calumet Energy Team, LLC
Casco Bay Energy Company, LLC
Coffeen and Western Railroad Company
Coleto Creek Power, LLC
Comanche Peak Power Company LLC
Dallas Power & Light Company, Inc.
Dynegy Administrative Services Company
Dynegy Associates Northeast LP, Inc.
Dynegy Coal Generation, LLC
Dynegy Coal Holdco, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Commercial Asset Management, LLC
Dynegy Conesville, LLC
Dynegy Dicks Creek, LLC
Dynegy Energy Services (East), LLC
Dynegy Energy Services, LLC
Dynegy Fayette II, LLC
Dynegy Gas Imports, LLC
Dynegy Hanging Rock II, LLC
Dynegy Kendall Energy, LLC
Dynegy Killen, LLC
Dynegy Marketing and Trade, LLC
Dynegy Miami Fort, LLC
Dynegy Midwest Generation, LLC
Dynegy Morro Bay, LLC
Dynegy Moss Landing, LLC
Dynegy Northeast Generation GP, Inc.
Dynegy Oakland, LLC
Dynegy Operating Company
Dynegy Power Generation, Inc.
Dynegy Power Marketing, LLC

Dynegy Power, LLC
Dynegy Resource II, LLC
Dynegy Resources Generating Holdco, LLC
Dynegy South Bay, LLC
Dynegy Stuart, LLC
Dynegy Washington II, LLC
Dynegy Zimmer, LLC
Ennis Power Company, LLC
EquiPower Resources Corp.
Forney Pipeline, LLC
Generation SVC Company
Havana Dock Enterprises, LLC
Hays Energy, LLC
Hopewell Power Generation, LLC
Illinois Power Generating Company
Illinois Power Marketing Company
Illinois Power Resources Generating, LLC
Illinois Power Resources, LLC
Illinova Corporation
IPH, LLC
Kincaid Generation, L.L.C.
La Frontera Holdings, LLC
Lake Road Generating Company, LLC
Liberty Electric Power, LLC
Lone Star Energy Company, Inc.
Lone Star Pipeline Company, Inc.
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company LLC
Luminant Generation Company LLC
Luminant Mining Company LLC
Masspower, LLC
Midlothian Energy, LLC
Milford Power Company, LLC
NCA Resources Development Company LLC
NEPCO Services Company
Northeastern Power Company
Oak Grove Management Company LLC
Ontelaunee Power Operating Company, LLC
Pleasants Energy, LLC
Richland-Stryker Generation LLC
Sandow Power Company LLC
Sithe Energies, Inc.
Sithe/Independence LLC
Southwestern Electric Service Company, Inc.
Texas Electric Service Company, Inc.

Texas Energy Industries Company, Inc.
Texas Power & Light Company, Inc.
Texas Utilities Company, Inc.
Texas Utilities Electric Company, Inc.
T-Fuels, LLC
TXU Electric Company, Inc.
TXU Energy Retail Company LLC
TXU Retail Services Company
Upton County Solar 2, LLC
Value Based Brands LLC
Vistra Asset Company LLC
Vistra Corporate Services Company
Vistra EP Properties Company
Vistra Finance Corp.
Vistra Preferred Inc.
Wharton County Generation, LLC
Wise County Power Company, LLC
Wise-Fuels Pipeline, Inc., as Guarantors

By:	/s/ Kristopher E. Moldovan
Name:	Kristopher E. Moldovan
Title:	Senior Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Douglas Buffone
Name:	Douglas Buffone
Title:	Managing Director

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Goldman Sachs & Co. LLC	U.S.$	260,000,000
SunTrust Robinson Humphrey, Inc		$117,000,000
Citigroup Global Markets Inc		$78,000,000
Credit Suisse Securities (USA) LLC		$78,000,000
Barclays Capital Inc.		$68,250,000
BMO Capital Markets Corp.		$68,250,000
BNP Paribas Securities Corp.		$68,250,000
Credit Agricole Securities (USA) Inc.		$68,250,000
Deutsche Bank Securities Inc.		$68,250,000
J.P. Morgan Securities LLC		$68,250,000
Mizuho Securities USA LLC		$68,250,000
Morgan Stanley & Co. LLC		$68,250,000
MUFG Securities Americas Inc.		$68,250,000
Natixis Securities Americas LLC		$68,250,000
RBC Capital Markets, LLC		$16,250,000
UBS Securities LLC
Total		$1,300,000,000

SCHEDULE II

Vistra Operations Company LLC

$1,300,000,000

5.00% Senior Notes Due 2027

The information in this term sheet supplements the Company’s preliminary offering memorandum dated June 6, 2019 (the “Preliminary Memorandum”) and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum.

Issuer	Vistra Operations Company LLC

Notes Offered	5.00% Senior Notes due 2027 (the “Notes”)

Maturity Date	July 31, 2027

Principal Amount	$1,300,000,000

Gross Proceeds	$1,300,000,000

Distribution	144A/Reg S

Expected Ratings*	Ba3 / BB / BB (Moody’s / S&P / Fitch)

Interest Rate	5.00%

Price to Public	100.00%

Yield to Maturity	5.00%

Reference Treasury	United States Treasury 2.25% due August 15, 2027

Spread to Treasury	T + 296 bps

Interest Payment Dates	Semi-annually in arrears on January 31 and July 31 of each year

First Interest Payment Date	January 31, 2020

Record Dates	January 15 and July 15

Equity Clawback	40% at 105.00% until July 31, 2022

Change of Control Triggering Event	Investor put at 101%

Optional Redemption	Except as set forth in the Preliminary Memorandum, the Company will not be entitled to redeem the Notes at any time prior to July 31, 2022. On and after such date, the Company may redeem the Notes, in whole or in part, at the following redemption prices:

	Year	Percentage
	2022	102.500%
	2023	101.250%
	2024 and thereafter	100.000%

Make Whole	T + 50 bps

Joint Bookrunners	Goldman Sachs & Co. LLC

SunTrust Robinson Humphrey, Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
Natixis Securities Americas LLC
RBC Capital Markets, LLC

Co-Manager	UBS Securities LLC

Trade Date	June 6, 2019

Settlement Date	June 21, 2019

CUSIP	92840V AF9 (Rule 144A)
U9226V AE7 (Regulation S)

ISIN	US92840VAF94 (Rule 144A)
USU9226VAE75 (Regulation S)

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender. This information does not purport to be a complete description of the Notes or the offering. Please refer to the Preliminary Memorandum for a complete description.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

These Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and may only be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III

Schedule of Written General Solicitation Materials

None.

ANNEX A

Significant Subsidiaries

1	ANP Bellingham Energy Company, LLC

2	ANP Blackstone Energy Company, LLC

3	Casco Bay Energy Company, LLC

4	Coleto Creek Power, LLC

5	Comanche Peak Power Company LLC

6	Dynegy Coal Generation, LLC

7	Dynegy Coal Holdco, LLC

8	Dynegy Commercial Asset Management, LLC

9	Dynegy Energy Services (East), LLC

10	Dynegy Energy Services, LLC

11	Dynegy Fayette II, LLC

12	Dynegy Hanging Rock II, LLC

13	Dynegy Marketing and Trade, LLC

14	Dynegy Miami Fort, LLC

15	Dynegy Midwest Generation, LLC

16	Dynegy Moss Landing, LLC

17	Dynegy Power Generation, Inc.

18	Dynegy Power, LLC

19	Dynegy Resource II, LLC

20	Dynegy Zimmer, LLC

21	Electric Energy, Inc.

22	Ennis Power Company, LLC

23	Equipower Resources Corp.

24	Hays Energy, LLC

25	Hopewell Power Generation, LLC

26	Illinois Power Generating Company

27	Illinois Power Marketing Company

28	Illinois Power Resources Generating, LLC

29	Illinois Power Resources, LLC

30	IPH, LLC

31	Kincaid Generation, L.L.C.

32	La Frontera Holdings, LLC

33	Lake Road Generating Company, LLC

34	Liberty Electric Power, LLC

35	Luminant Energy Company LLC

36	Luminant Mining Company LLC

37	Masspower, LLC

38	Midlothian Energy, LLC

39	Midwest Electric Power, Inc.

40	Milford Power Company, LLC

41	North Jersey Energy Associates, LP

42	Northeast Energy Associates, LP

43	Northeastern Power Company

44	Oak Grove Management Company LLC

45	Ontelaunee Power Operating Company, LLC

46	Pleasants Energy, LLC

47	Sithe Energies, Inc.

48	Sithe/Independence Power Partners, LP

49	Sithe/Independence, LLC

50	TXU Energy Retail Company LLC

51	Vistra Asset Company LLC

52	Vistra EP Properties Company

53	Vistra Intermediate Company LLC

54	Vistra Operations Company LLC

55	Vistra Preferred Inc.

EXHIBIT A-1

OPINION AND DISCLOSURE LETTER OF

SIDLEY AUSTIN LLP

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i)    The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Company has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package (as defined below) and the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Notes.

(ii)    Each Corporate Guarantor is a corporation validly existing and in good standing under the laws of the state of its incorporation. Each Corporate Guarantor has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and its Guarantee.

(iii)    Each LLC Guarantor is a limited liability company validly existing and in good standing under the laws of the state of its formation. Each LLC Guarantor has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement and the Indenture.

(iv)    The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Covered Guarantor.

(v)    The Notes have been duly authorized by the Company. When the Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

(vi)    The Guarantee by each Covered Guarantor has been duly authorized by each Covered Guarantor. When the Notes are duly executed by authorized officers of the Company and authenticated by the Trustee, all in accordance with the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Guarantee by each Guarantor will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

(vii)    No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of Illinois, the State of Texas or the State of New York is required under Applicable Laws for the execution and delivery by the Company or any Covered Guarantor of the Purchase Agreement or the Indenture and the issuance and sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement.

(viii)    The execution and delivery by the Company and each Covered Guarantor of the Purchase Agreement and the Indenture, and the issuance and sale of the Securities to the Initial Purchasers pursuant to the Purchase Agreement, do not (a) violate the certificate of incorporation or by-laws of the Company or any Corporate Guarantor or the certificate of formation or limited liability company agreement of any LLC Guarantor, (b) result in any breach of, or constitute a default under, any of the agreements or instruments listed on Schedule IV hereto or (c) result in a violation by the Company or any Covered Guarantor of any of the terms and provisions of any Applicable Laws.

(ix)    The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of Notes,” to the extent that such statements purport to describe certain provisions of the Indenture or the Securities, accurately describe such provisions in all material respects.

(x)    The Indenture has been duly authorized, executed and delivered by the Company and each Covered Guarantor and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each such Guarantor in accordance with its terms.

(xi)    Assuming (A) the accuracy and performance of, and compliance with, the representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers set forth in the Purchase Agreement and (B) the accuracy and performance of, and compliance with, the representations, warranties and agreements of each of the persons to whom the Initial Purchasers initially offer, resell or otherwise transfer the Securities as set forth in the Offering Memorandum under the caption “Notice to Investors,” it is not necessary, in connection with the sale of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers, in each case in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act, it being understood that we express no opinion as to any subsequent resale or other transfer of any Securities.

(xii)    The statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed by Vistra Energy Corporation with the Securities and Exchange Commission on February 28, 2019, to the extent that such statements purport to describe matters of United States federal environmental law, accurately describe such matters in all material respects.

(xiii)    The Company and each Applicable Guarantor is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be required to be registered as an “investment company” as defined in the 1940 Act.

EXHIBIT A-2

OPINION OF

VINSON & ELKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Memorandum and Final Memorandum, we hereby confirm that the statements in the Preliminary Memorandum and Final Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, have been reviewed by us and are accurate in all material respects.

EXHIBIT B

OPINION OF VISTRA OPERATIONS COMPANY LLC

GENERAL COUNSEL

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Company has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Capitalization” and all of the outstanding shares of capital stock or other equity interests of each Guarantor have been duly and validly authorized and issued, and, in the case of capital stock, are fully paid and non-assessable. I am also of the opinion that there is no pending or, to my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Preliminary Offering Memorandum and Offering Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect as such term is defined in the Purchase Agreement.

EXHIBIT C-1

OPINION FROM MASSACHUSETTS/PENNSYLVANIA COUNSEL

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.     Each of NEPCO and NPC is a corporation validly existing and, as of the date of the Subsistence Certificate referenced on Schedule I hereto, subsisting under the laws of the Commonwealth of Pennsylvania. Each of NEPCO and NPC has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and its Guarantee.

2.     Masspower is a limited liability company validly existing and, as of the date of the Good Standing Certificate referenced on Schedule I hereto, in good standing under the laws of the Commonwealth of Massachusetts. Masspower has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and its Guarantee.

3.     Each of the Indenture and the Purchase Agreement has been duly authorized, executed and delivered by each Specified Guarantor and is a valid and binding agreement of each Specified Guarantor.

4.     The Guarantee by each Specified Guarantor has been duly authorized, executed and delivered by each Specified Guarantor.

5.     No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the Commonwealth of Pennsylvania, is required for the execution and delivery by the Pennsylvania Guarantors of the Purchase Agreement or the Indenture and the issuance and sale of the Guarantees by the Pennsylvania Guarantors to the Initial Purchasers as contemplated by the Purchase Agreement.

6.     The execution and delivery by each Specified Guarantor of the Purchase Agreement and the Indenture, and the issuance and sale of the Securities to the Initial Purchasers pursuant to the Purchase Agreement, do not (a) violate the certificate of incorporation or by-laws of either NEPCO or NPC or the certificate of formation or limited liability company agreement of Masspower, or (b) result in a violation by any Specified Guarantor of any Applicable Laws.

Exhibit C-2

EXHIBIT C-2

OPINION FROM OHIO COUNSEL

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(i)     The Ohio Guarantor is in full force and effect as a limited liability company under the laws of the State of Ohio. The Ohio Guarantor has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Offering Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and its Guarantee.

(ii)     The Purchase Agreement has been duly authorized, executed and delivered by the Ohio Guarantor.

(iii)     The Guarantee by the Ohio Guarantor has been duly authorized, executed and delivered by the Ohio Guarantor.

(iv)     No consent, approval, authorization or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of Ohio is required under Applicable Laws for the execution and delivery by the Ohio Guarantor of the Purchase Agreement or the Indenture.

(v)     The execution and delivery by the Ohio Guarantor of the Purchase Agreement and the Indenture, do not (a) violate the articles of organization or operating agreement of the Ohio Guarantor, in each case as currently in effect, or (b) result in a violation by the Ohio Guarantor of any of the terms and provisions of any Applicable Laws.

Exhibit C-3

EXHIBIT C-3

OPINION FROM VIRGINIA COUNSEL

Based upon the foregoing and subject to the qualifications, assumptions, limitations and exceptions set forth herein, we are of the opinion that:

1.     The Virginia Guarantor is a limited liability company validly existing under the laws of the Commonwealth of Virginia with limited liability company power and authority necessary to own, lease and operate its properties and conduct its business as described in each of the Disclosure Package and the Final Memorandum.

2.     The Virginia Guarantor has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Guarantees, as applicable.

3.     The Purchase Agreement, the Indenture and the Guarantees have been duly authorized, executed and delivered, as applicable, by the Virginia Guarantor.

4.     None of the offering, issuance and sale of the Guarantees by the Virginia Guarantor, the consummation of the transactions contemplated in the Purchase Agreement, the Indenture and the Guarantees by the Virginia Guarantor or the execution and delivery of the Purchase Agreement, the Indenture and the Guarantees, as applicable, by the Virginia Guarantor will violate (a) the Articles of Organization or the Operating Agreement, (b) any applicable laws of the Commonwealth of Virginia or (c) any order or decree, known to us to be applicable to the Virginia Guarantor, of any court or any governmental agency or body of the Commonwealth of Virginia.

5.     No consent, approval, authorization or other action by, or filing with, any governmental agency or body of the Commonwealth of Virginia or, to our knowledge, any court thereof, is required under any applicable laws of the Commonwealth of Virginia to be obtained or made by the Virginia Guarantor as of the date hereof for (a) the execution and delivery by the Virginia Guarantor of the Purchase Agreement, the Indenture or the Guarantees, as applicable, or (b) the consummation by the Virginia Guarantor of the transactions contemplated by the Purchase Agreement, the Indenture or the Guarantees.